[EXECUTION COPY]

AMENDMENT NO. 2 AND CONSENT
TO
AMENDED AND RESTATED
SENIOR GRID PROMISSORY NOTE

This AMENDMENT NO. 2 AND CONSENT, dated as of May 20, 2004 (this "Amendment"), is made by and between FIND/SVP, INC., a New York corporation (the"Borrower"),and JPMORGAN CHASE BANK (the "Bank").

PRELIMINARY STATEMENTS:

1.    The Borrower previously issued that certain Amended and Restated Senior Grid Promissory Note, dated April 1, 2003, as amended by that certain letter amendment, dated June 30, 2003, in the principal amount of $1,000,000, payable to the order of the Bank (as so amended, the "Existing Note", as further amended by this Amendment, the"Amended Note", and as the Amended Note may hereafter be amended, supplemented or otherwise modified from time to time, the "Note").

2.    The Borrower has requested certain amendments to the Existing Note. The Bank has agreed to such request on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Note.

SECTION 2. Amendments to the Existing Note. The Existing Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

(a)    Section 11 of the Note is hereby amended by (i) deleting the word "and" at the end of subsection (d) thereof, (ii) deleting the period at the end of subsection (e) thereof and substituting therefor the phrase "; and", and (iii) adding the following new subsection (f) at the end thereof:

"(f) Repay the entire principal amount of this Note outstanding from time to time such that for a period of 30 consecutive days during each full calendar year there shall be no loans outstanding under this Note; such 30 consecutive-day period in each calendar year shall be determined by the undersigned in its sole discretion."

(b)    Section 13 of the Note is hereby deleted in its entirety and the phrase "[Intentionally Omitted]" is substituted therefor.

SECTION 3.  Consent to Repayment of Subordinated Debt. The Bank hereby consents to the repayment in full by the Borrower within 10 days after the date hereof of all Subordinated Indebtedness (as such term is defined in the Subordination Agreement, dated as of April 1, 2003, as amended, among Petra Mezzanine Fund, L.P., a Delaware limited partnership (“Petra”), the Borrower, the Bank, TTech Acquisition Corp., Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc. and Guideline Consulting Corp.) owing to Petra.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Bank shall have received (a) counterparts of this Amendment executed by the Borrower and the Bank and (b) the consent of TTech Acquisition Corp., Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc. and Guideline Consulting Corp., substantially in the form of Exhibit A hereto, duly executed by an authorized officer of each such Person.

SECTION 5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)   The execution and delivery of this Amendment, and the performance by the Borrower of this Amendment and the Amended Note, have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not (i) require any consent or approval of the shareholders of the Borrower that has not been obtained; (ii) violate any provision of any law, regulation or order of any governmental or regulatory authority applicable to the Borrower; (iii) result in a breach of or constitute a default under any Facility Document or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound; or (iv) result in or create any lien or security interest (other than any lien or security interest permitted pursuant to Section 12(b) of the Existing Note) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower. This Amendment has been duly executed and delivered by the Borrower.

(b)   No authorization, consent, approval, license, permit, certificate or exemption of, or filing or registration with, any government authority or other legal or regulatory body is required in connection with the execution, delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Amended Note.

(c)   This Amendment and the Amended Note constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)   There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding against or affecting the Borrower or any of its properties before any court, governmental agency or arbitrator, that could reasonably be expected to materially adversely affect the legality, validity, or enforceability of, or the ability of the Borrower to perform its obligations under, this Amendment or the Amended Note.

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(e)   The representations and warranties of the Borrower contained in Section 10 of the Existing Note and in each of the Facility Documents to which the Borrower is party are true and correct on and as of the date hereof, both before and after giving effect to this Amendment, as though made on and as of such date.

(f)   After giving effect to this Amendment, (i) no Event of Default has occurred and is continuing and (ii) no default by the Borrower or by any Third Party under any Facility Document has occurred and is continuing. No Event of Default would result from the execution, delivery or performance of this Amendment or the transactions contemplated hereby.

SECTION 6. Reference to and Effect on the Existing Note.  (a)  Upon the effectiveness of this Amendment: (i) each reference in the Existing Note to "this Note", "hereunder", "hereof" or words of like import referring to the Existing Note shall mean and be a reference to the Amended Note; and (ii) each reference in any other Facility Document to "the Senior Grid Note", "thereunder", "thereof" or words of like import referring to the Existing Note shall mean and be a reference to the Amended Note. The parties hereto agree and acknowledge that this Amendment constitutes a Facility Document.

(b)   Except as specifically amended above, the Existing Note shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 7. Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder, and all reasonable costs and expenses of the Bank (including, without limitation, reasonable fees and expenses of counsel to the Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

SECTION 8. Execution in Counterparts. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile transmission shall be deemed to be, and shall constitute, original signatures.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIND/SVP, INC.

By:	/s/ Peter Stone
Name: Peter Stone Title: CFO

JPMORGAN CHASE BANK

By:
Name: Title:

Signature Page to Amendment No. 2 and Consent to Amended and Restated Senior Grid Promissory Note

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers therunto duly authorized, as of the date first above written.

FIND/SVP, INC.

By:
Name: Title:

JPMORGAN CHASE BANK

By:	/s/ S. Szanto
Name: S. Szanto Title: Vice President

Signature Page to Amendment No. 2 and Consent to Amended and Restated Senior Grid Promissory Note

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EXHIBIT A

CONSENT

Each of (a) TTech Acquisition Corp., as Guarantor under that certain Subsidiary Guaranty, dated as of July 2, 2003 (the "TTech Guarantee"), in favor of JPMorgan Chase Bank (the "Bank"), and (b) Guideline Research Corp., Tabline Data Services, Inc., Guideline/Chicago, Inc., Advanced Analytics, Inc. and Guideline Consulting Corp., as Subsidiary Guarantors under that certain Subsidiary Guaranty, dated as of April 1, 2003 (the "Guideline Guarantee"), in favor of the Bank, (i) hereby consents to Amendment No. 2 and Consent, dated as of May 20, 2004, to the Amended and Restated Senior Grid Promissory Note, dated April 1, 2003, as amended by the letter amendment, dated June 30, 2003 (as so amended, the "Note", the terms defined therein being used herein as therein defined), issued by Find/SVP, Inc. and payable to the order of the Bank, and (ii) hereby confirms and agrees that the TTech Guaranty, the Guideline Guaranty and each other Facility Document to which it is a party (as applicable) is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, on and after the effective date of said Amendment No. 2 and Consent, each reference in the TTech Guaranty, the Guideline Guaranty and such other Facility Documents to "the Senior Grid Note", "the Notes", "thereunder", "thereof" or words of like import referring to the Note shall mean and be a reference to the Note, as amended by said Amendment No. 2 and Consent.

May 20, 2004	TTECH ACQUISITION CORP.

	By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

GUIDELINE RESEARCH CORP.

By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

TABLINE DATA SERVICES, INC.

By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

GUIDELINE/CHICAGO, INC.

By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

ADVANCED ANALYTICS, INC.

By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

GUIDELINE CONSULTING CORP.

By:	/s/ Peter Stone
Name: Peter Stone Title: Vice President

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